Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on Form S-1/A No. 3 of our report dated September 13, 2018 relating to the consolidated financial statements of Datasea, Inc. and Subsidiaries as of June 30, 2017 and 2018 and for the years then ended.

We also consent to the reference to our firm under the caption “Experts” in such registration statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

October 15, 2018